            Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated April 4, 2006 on the financial statements of Handheld Entertainment, Inc. for the years ended December 31, 2005 and 2004 included herein on the registration statement of Handheld
Entertainment, Inc. on Form SB-2 and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ Salberg & Company, P.A.
SALBERG & COMPANY, P.A.
Boca Raton, Florida
April 11, 2006